Exhibit 99.1
AIG Luxury Expenditure Policy
Effective Date: December 30, 2009
Objective
     American International Group, Inc. (“AIG”) and its subsidiaries are committed to high standards of corporate governance and compliance. Accordingly, AIG has corporate-wide policies and guidelines in place to help ensure that AIG’s expenses are reasonable and appropriate and meet its responsibilities to the American taxpayers.
Scope
     In February 2009, Congress required that each recipient of funds under the Troubled Assets Relief Program (“TARP”) implement a company-wide policy that addresses categories of expenses under the American Recovery and Reinvestment Act of 2009 (“ARRA”).
     AIG’s Luxury Expenditure Policy summarizes existing underlying relevant policies and guidelines that address corporate expenditures, including entertainment and events, office and facility renovations, aviation and other transportation services, and other similar items, activities, and events.
     Specifically, AIG’s Luxury Expenditure Policy, in conjunction with existing underlying relevant policies and guidelines, complies with ARRA’s requirements that a luxury expenditure policy must: identify the types or categories of expenditures that are prohibited; identify the types or categories of expenditures that require prior approval; provide reasonable procedures for expenditures requiring prior approval; require Principal Executive Officer and Principal Financial Officer certification that the approval of any expenditure requiring the prior approval of any Senior Executive Officer or any executive officer of a similar level of responsibility, or the TARP recipient’s Board of Directors (or a committee of such Board of Directors), was properly obtained with respect to each such expenditure; require the timely internal reporting and escalation of violations to an appropriate person or persons identified in the policy; and mandate accountability for adherence to the policy.
     Further, AIG’s corporate policies require that AIG’s assets be used for the benefit of the business and are otherwise consistent with applicable laws in the more than 130 countries and jurisdictions in which AIG and its subsidiaries operate. Only expenditures that are appropriate, customary, and achieve AIG’s business objectives for the long-term benefit of AIG shareholders and customers are considered reasonable by AIG’s Board of Directors and its Executive and AIG Senior Management.
Target Audience
     AIG’s Luxury Expenditure Policy, in conjunction with existing underlying relevant policies and guidelines, apply and are provided to all relevant employees of AIG and its subsidiaries.
Effective Date
     AIG’s Luxury Expenditure Policy, in conjunction with existing underlying relevant policies, is effective as of December 30, 2009 and is in the process of being implemented across all of AIG’s Business and Corporate Units. This Policy amends and supersedes AIG’s initial Luxury Expenditure Policy of September 14, 2009.
     This policy has been approved by AIG’s Board of Directors and posted on AIG’s corporate website. Any material amendments to this policy must be approved by AIG’s Board of Directors. Within 90 days of such amendment, AIG will submit the amended policy to the U.S. Department of the Treasury and primary regulatory agency. AIG will post the amended policy on AIG’s corporate website.

Policy Administration
     The guidelines and approval processes set forth in this policy and the existing underlying relevant AIG policies and guidelines on entertainment or events, office and facility renovations and aviation and other transportation services have been communicated to all relevant AIG employees and are monitored for compliance. Any exception to the Luxury Expenditure Policy must be reported and brought to the attention of the AIG Chief Administrative Officer (AIG CAO), who oversees administration, monitoring, and compliance with this policy.
     Employee expenditures that violate AIG’s expense policies will be deemed to be personal expenses. Violations of this policy may also result in disciplinary action up to and including termination of employment and loss of employment-related benefits.
     Any employee aware of any circumstance that may indicate a violation of this policy is required to report such circumstance to their supervisor, respective Compliance Officer, the AIG CAO, or the Global Compliance Group. AIG prohibits retaliation against any employee for making a good faith report of actual or suspected violations of AIG’s Code of Conduct, laws, regulations, or other AIG policies. A finding of retaliation against any such employee will result in disciplinary action up to and including termination. Failure to promptly report known violations by others may also be deemed a violation of the Code of Conduct.
     AIG employees may ask questions, raise concerns or report instances of non-compliance with this policy and/or any of the existing underlying relevant policies by contacting either of the following:
•	AIG’s Global Compliance Group at 1-646-857-1877 or e-mail corporatelegalcompliance@aig.com.

•	AIG Compliance Help Line at 1-877-244-2210 or via the internet, at www.aigcompliancehelpline.com.
     All AIG employees must annually reaffirm to the Global Compliance Group their ongoing commitment to AIG’s Code of Conduct and, by reference, all Corporate policies therein.
     Annually, AIG’s Chief Executive Officer (CEO) and Chief Financial Officer (CFO) will provide the certifications called for by the regulations promulgated by the U.S. Department of the Treasury.
Policy
I. General Prohibition on Excessive and Luxury Expenditures
     AIG prohibits excessive and luxury expenditures on: (i) entertainment or events; (ii) office and facility renovations; (iii) aviation or other transportation services; and (iv) other activities that are not reasonable expenditures, including any such expenditures for staff development or other similar measures.
     Excessive or luxury expenditures are those that are unreasonable in that they are lavish in nature and significantly exceed the expenditures necessary to further AIG’s business objectives or goals or contribute to staff development and retention or are otherwise prohibited by law. The reasonableness of expenses may vary by region or industry depending on the customs, practices, and legal restrictions in that region or industry. Expenditures that are considered reasonable or customary within a particular industry and are consistent with law are not prohibited by this policy.
II. Expense Management: Entertainment and Events, Office and Facility Renovations, Aviation and Transportation Services, and Other Activities
     Among the responsibilities of each AIG manager is a commitment to control spending, scrutinize the cost effectiveness of business decisions, and focus on productivity improvements.

     AIG employees at every level are responsible for expense management and are required to adhere to existing policies and guidelines. If an AIG employee seeks reimbursement of expenditures that may reasonably be viewed as excessive, designated expense management personnel will review the specific circumstances to determine if the expenses are proper and adhere to the policy prohibiting excessive expenditures. The designated expense management personnel will approve or deny such reimbursement requests and, where required under specific existing policies, submit for review and approval to the appropriate Business Unit CEO, CFO, CAO or Corporate Unit Head or Designee (hereinafter Senior Management) or the AIG CAO. AIG has informed the relevant employees about the existing underlying policies and guidelines with which they are required to comply.
     A. Entertainment or Events
     AIG’s Expense Management Policies and associated guidelines require that all AIG entertainment and events have a clear business purpose, are not excessive, and are otherwise consistent with this policy and guidelines and applicable laws.
     Entertainment and events may include those activities that support business development or staff/agent retention. Reasonable and customary expenses associated with such entertainment and events are permissible expenses under this policy.
     Celebratory events are prohibited, except those acknowledging key AIG career milestones. Holiday parties must be approved by Senior Management and should, where practicable, be held in AIG facilities.
     All meetings and events that require a supplier contract must be entered into the Designated Meeting Management System prior to the time of the meeting or event. Meetings and events are tracked and approved by the Business Units and Corporate Units through internal systems as required by the AIG Expense Management Policies. Meeting or event requests must include a detailed description stating why the event is important to the business including information on the amount of business produced or expected to be produced by the event, if applicable; the rationale for using an offsite facility if an AIG facility is not used for the event; a detailed description of event costs broken down by major category including AIG-related expenses.
     Detailed and specific rules are set forth in the AIG Expense Management Policies, which are incorporated by reference into this policy. Any exception to the AIG Expense Management Policies must be pre-approved by the appropriate member of Senior Management. Senior Management is responsible for implementing appropriate monitoring and reviewing and escalating exceptions to the AIG CAO. Any requests for exceptions to the meetings and events guidelines must be approved by the appropriate member of Senior Management.
     Internal Audit will perform a quarterly review to ensure adherence to the relevant policies. Periodic compliance assessments will also be conducted by the Global Compliance Group.
     B. Office and Facility Renovations
     AIG’s Expense Management Policies require that expenditures related to material office construction, relocations, and/or facility renovations must be reasonable on a cost/benefit basis and advance AIG’s business objectives. AIG’s Expense Management Policies are available all employees on AIG’s intranet and are incorporated and referenced in this policy.
     AIG maintains a database for AIG occupied, owned, and leased properties. In addition, AIG has a reporting structure that places oversight and control of occupied real estate under the authority of the AIG CAO.

     Each Business and Corporate Unit establishes its own policies and procedures relating to office and facilities renovations, which are subject to review and approval by the AIG CAO and must be maintained on file with the AIG CAO. Pre-approval of the appropriate member of Senior Management is required for renovations above a certain monetary threshold.
     An exception to the pre-approval requirement can be allowed in the event of an emergency situation, such as an act of nature, with respect to which the expenditure is necessary to make the facility operational for business use.
     Senior Management is responsible for implementing appropriate monitoring and reviewing and escalating exceptions to the AIG CAO.
     C. Aviation or Other Transportation Services
     AIG’s Expense Management Policies and Policy on the Use of Corporate Aircraft require that business travel by AIG employees be in furtherance of a business or security objective.
     Commercial travel arrangements must be pre-approved by the relevant designee. Senior Management is responsible for implementing appropriate monitoring of commercial travel arrangements.
     Each use of the corporate aircraft must be approved in advance by the AIG CAO.
     Each request for the use of corporate aircraft will require detailed information with respect to nature of the AIG related business purpose and the names of all passengers. In determining the business justification for corporate aircraft use, the executive making the request and the AIG CAO will consider the relative costs of the corporate air travel compared to available commercial air transportation and ensure that the additional costs are warranted by a sound business justification, such as (i) material time savings, convenience or flexibility or (ii) substantial safety and security advantages.
     The Corporate Flight Department will ensure aircraft availability and proper recordkeeping.
     Accompanying travel on corporate aircraft by family members or guests of the AIG Chief Executive Officer (CEO) and other executives is permitted if a documented business reason exists for the family member or guests to travel with the executive.
     The Chairman of the Board or the Chairman of the Nominating and Corporate Governance Committee must approve in advance any accompanying travel on the corporate aircraft by family members or guests of the AIG CEO. The AIG CEO must approve in advance any accompanying travel by family members or guests of the AIG CAO. The AIG CAO must approve in advance any accompanying travel by family members or guests of any executive other than the AIG CEO.
     Personal use of the corporate aircraft by the AIG CEO is permitted if the personal use is incidental to a business trip and the incremental cost is paid by the AIG CEO. All other personal use of the corporate aircraft is strictly prohibited.
     No elected official or candidate for elected office may travel on AIG corporate aircraft.
     Internal audit will provide a report to the Regulatory, Compliance and Public Policy Committee, on at least a quarterly basis, with respect to compliance with applicable policy and guidelines and any periodic compliance assessment completed by the Global Compliance Group since the last such report.

     D. Other Activities
     Other expenditures that may arise in the normal course of AIG’s business operations will be reviewed by designated approval authorities. Expenditures that do not conform with this policy and the existing underlying policies and guidelines are prohibited.
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